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                                                                   EX-99.B(h)(4)

                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST

                              Asset Allocation Fund
                               Equity Income Fund
                                Equity Value Fund
                                   Growth Fund
                            International Equity Fund
                            Large Company Growth Fund
                                Money Market Fund
                              Small Cap Growth Fund
                             Total Return Bond Fund

September 20, 1999, as amended May 1, 2003.

The parties to this Agreement last approved the Funds listed in this Appendix as of May 1, 2003.

WELLS FARGO VARIABLE TRUST                BOSTON FINANCIAL DATA SERVICES, INC.


BY:  /s/ Karla M. Rabusch                 BY:  /s/ Lynda Kaplan
   -----------------------------------       -----------------------------------
   Karla M. Rabusch                          Lynda Kaplan
   President                                 Division Vice President